SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                --------------

                                   FORM 8-K
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                March 16, 1997
                      ---------------------------------
                      (Date of earliest event reported)

                           STANDARD FINANCIAL, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    0-24082                 36-3941870
      (State or Other            (Commission File           (IRS Employer
      Jurisdiction of              File Number)             Identification
      Incorporation)                                            Number)

                            800 Burr Ridge Parkway
                          Burr Ridge, Illinois  60521
             --------------------------------------------------
             (Address of Principal Offices, including zip code)

                                (630) 986-4900
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                           4192 South Archer Avenue
                        Chicago, Illinois  60632-1890
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)



          ITEM 5.   OTHER EVENTS.

               Standard Financial, Inc., a Delaware corporation (the "Company"), and TCF Financial Corporation, a Delaware corporation ("TCF"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated March 16, 1997, providing for the combination of the Company and TCF (the "Transaction"). For Company shareholders, the Transaction will be structured as a cash election merger in which the holders of Company Common Stock will have the right to elect cash, TCF Common Stock or a combination thereof, subject to certain limitations set forth in the Reorganization Agreement. At the Effective Time of the Transaction, each outstanding share of Company Common Stock will be converted into TCF Common Stock, cash or a combination thereof, based on a value of TCF Common Stock determined over the 30 consecutive trading days ending on the Determination Date (as that term is defined in the Reorganization Agreement). The Transaction is structured to be tax-free to Company shareholders except to the extent they receive cash.

               Completion of the Transaction is subject to certain conditions, including (i) approval by the shareholders of the Company, (ii) approval by the Federal Reserve Board, the offices of the Comptroller of Currency, the Office of Thrift Supervision and other requisite regulatory authorities, (iii) receipt of opinions of counsel for the Company and for TCF that the Transaction will be treated, for federal income tax purposes, as a tax-free reorganization, and (iv) other conditions to closing customary in transactions of this type.

               If the Reorganization Agreement is terminated, under certain circumstances, the Company would be required to pay TCF a cash termination fee of $15 million.

               Certain additional information regarding the
          Transaction is contained in the press release (the "Press Release"), dated March 17, 1997. The Reorganization Agreement and Press Release are attached hereto as exhibits and incorporated herein by reference. The foregoing summary of such exhibits is qualified in its entirety by reference to the complete text of such exhibits.

          CAUTIONARY STATEMENT FOR PURPOSES OF THE PRIVATE
          SECURITIES LITIGATION REFORM ACT OF 1995.

               This Current Report, the Press Release attached hereto and other written and oral statements made by or on behalf of the Company contain, or may contain, certain "forward-looking statements," including statements concerning plans, objectives and future events or performance, and other statements which are other than statements of historical fact. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) failure to fully realize or to realize within the expected time frame expected cost savings from the Transaction;
          (ii) lower than expected income or revenues following the Transaction, or higher than expected operating costs;
          (iii) a significant increase in competitive pressure in the banking and financial services industry;
          (iv) business disruption related to the Transaction (both before and after completion); (v) greater than expected costs or difficulties related to the integration of the management of the Company and TCF; (vi) litigation costs and delays caused by litigation; (vii) higher than anticipated costs in completing the Transaction;
          (viii) unanticipated regulatory delays or constraints or changes in the proposed transaction imposed by regulatory authorities; (ix) reduction in interest margins due to changes in the interest rate environment; (x) poorer than expected general economic conditions, including acquisition and growth opportunities, either nationally or in the states in which the combined company will be doing business; (xi) legislation or regulatory changes which adversely affect the businesses in which the combined company would be engaged; (xii) a decline in the price of TCF Common Stock which permits Standard to elect not to proceed with the Transaction; and (xiii) other unanticipated occurrences which may delay the consummation of the Transaction, increase the costs related to the Transaction or decrease the expected financial benefits of the Transaction.


          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits:

               2.1 Agreement and Plan of Reorganization by and between TCF Financial Corporation and Standard Financial, Inc., dated March 16, 1997

               99.1  Press Release dated March 17, 1997



                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   STANDARD FINANCIAL, INC.

                                   By: /s/ Randall R. Schwartz
                                      ------------------------------
                                      Name:  Randall R. Schwartz
                                      Title: Vice President and
                                               General Counsel

          Dated:    March 20, 1997



                                EXHIBIT INDEX

          Exhibit        Description
          -------        -----------
          2.1            Agreement and Plan of Reorganization by
                         and between TCF Financial Corporation and
                         Standard Financial, Inc., dated March 16,
                         1997

          99.1           Press Release dated March 17, 1997